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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Under Rule 14a-12
SEATTLE GENETICS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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21823 - 30th Drive S.E.
Bothell, Washington 98021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 15, 2002

        The Annual Meeting of Stockholders (the "Annual Meeting") of Seattle Genetics, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 15, 2002 at 10:00 a.m. local time at the principal offices of the Company at 21823 - 30th Drive S.E., Bothell, Washington 98021, for the following purposes:

  1.
  To elect two directors to hold office until the 2005 Annual Meeting of Stockholders.

  2.
  To approve the amendment of the Company's 2000 Directors' Stock Option Plan to increase the number of options granted annually to each nonemployee director.

  3.
  To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2002.

  4.
  To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

        You can find more information about each of these items, including the nominees for directors, in the attached Proxy Statement.

        The Board of Directors has fixed the close of business on March 25, 2002 as the record date for determining the stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

        We cordially invite all stockholders to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, please mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

By Order of the Board of Directors,
/s/ H. PERRY FELL H. Perry Fell, Ph.D. Chairman and Chief Executive Officer	/s/ CLAY B. SIEGALL Clay B. Siegall, Ph.D. President and Chief Scientific Officer

Bothell, Washington
April 5, 2002

YOUR VOTE IS IMPORTANT
There are three ways to vote: By Internet, by telephone or mark, sign and date the enclosed proxy card and mail it promptly in the enclosed return envelope.

SEATTLE GENETICS, INC.

PROXY STATEMENT FOR THE
2002 ANNUAL MEETING OF STOCKHOLDERS

MAY 15, 2002

         Our Board of Directors is soliciting proxies for the 2002 Annual Meeting of Stockholders. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. Please read it carefully.

        The Board set March 25, 2002 as the record date for the meeting. Stockholders of record who owned our common stock on that date are entitled to vote at and attend the meeting, with each share entitled to one vote. There were 29,917,812 shares of common stock outstanding on the record date.

        Voting materials, which include this Proxy Statement, a proxy card and the 2001 Annual Report, are being mailed to stockholders on or about April 5, 2002.

        In this Proxy Statement:

  •
  "We," "us," "our" and the "Company" refer to Seattle Genetics, Inc.,

  •
  "Annual Meeting" or "Meeting" means our 2002 Annual Meeting of Stockholders

  •
  "Board of Directors" or "Board" means our Board of Directors

  •
  "SEC" means the Securities and Exchange Commission

        We have summarized below important information with respect to the Annual Meeting.

TIME AND PLACE OF THE ANNUAL MEETING

        The Annual Meeting is being held on Wednesday, May 15, 2002 at 10:00 a.m. local time at our principal offices located at 21823 - 30th Drive S.E., Bothell, Washington 98021.

        All stockholders who owned shares of our stock as of March 25, 2002, the record date, may attend the Annual Meeting and vote on the proposals considered at the meeting.

PURPOSE OF THE PROXY STATEMENT AND PROXY CARD

        You are receiving a Proxy Statement and proxy card from us because you owned shares of our common stock on March 25, 2002, the record date. This Proxy Statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

        When you sign the proxy card, you appoint H. Perry Fell and Clay B. Siegall as your representatives at the meeting. H. Perry Fell and Clay B. Siegall will vote your shares, as you have instructed them on the proxy card, at the meeting. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the meeting it is a good idea to complete, sign and return your proxy card in advance of the meeting in the event your plans change.

PROPOSALS TO BE VOTED ON AT THIS YEAR'S ANNUAL MEETING

        You are being asked to vote on:

  •
  The election of directors to serve on our Board of Directors.

  •
  The amendment to our 2000 Directors' Stock Option Plan.

  •
  The ratification of our appointment of PricewaterhouseCoopers LLP as our independent accountants for the current fiscal year.

        The Board of Directors recommends a vote FOR each proposal.

VOTING PROCEDURE

You may vote by mail.

        To vote by mail, please sign your proxy card and return it in the enclosed, prepaid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted as you instruct.

You may vote in person at the meeting.

        We will pass out written ballots to anyone who wants to vote at the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting. Holding shares in "street name" means your shares of stock are held in an account by your stockbroker, bank, or other nominee, and the stock certificates and record ownership are not in your name. If your shares are held in street name and you wish to attend the Annual Meeting, you must notify your broker, bank or other nominee and obtain the proper documentation to vote your shares at the Annual Meeting.

You may vote by telephone or electronically via the Internet.

        To submit your proxy by telephone or via the Internet, follow the instructions on the proxy card.

You may change your mind after you have returned your proxy.

        If you change your mind after you return your proxy, you make revoke your proxy at any time before the polls close at the meeting. You may do this by:

  •
  signing another proxy with a later date, or

  •
  voting in person at the Annual Meeting.

MULTIPLE PROXY CARDS

        If you received more than one proxy card, it means that you hold shares in more than one account. Please sign and return all proxy cards to ensure that all your shares are voted.

QUORUM REQUIREMENT

        Shares are counted as present at the meeting if the stockholder either:

  •
  is present and votes in person at the meeting, or

  •
  has properly submitted a proxy card.

        A majority of our outstanding shares as of the record date must be present at the meeting (either in person or by proxy) in order to hold the Annual Meeting and conduct business. This is called a "quorum."

CONSEQUENCES OF NOT RETURNING YOUR PROXY; BROKER NON-VOTES

        If your shares are held in your name, you must return your proxy (or attend the Annual Meeting in person) in order to vote on the proposals. If your shares are held in street name and you do not vote your proxy, your brokerage firm may either:

  •
  vote your shares on routine matters, or

  •
  leave your shares unvoted.

        Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, brokers may vote such shares on behalf of their clients with respect to "routine" matters (such as the election of directors or the ratification of auditors), but not with respect to non-routine matters (such as a proposal submitted by a stockholder). If the proposals to be acted upon at any meeting include both routine and non-routine matters, the broker may turn in a proxy card for uninstructed shares that vote FOR the routine matters, but expressly states that the broker is not voting on non-routine matters. This is called a "broker non-vote." The three proposals described in this Proxy Statement qualify as routine matters.

        Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining the number of votes cast.

        We encourage you to provide instructions to your brokerage firm by voting your proxy. This ensures that your shares will be voted at the meeting.

EFFECT OF ABSTENTIONS

        Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and as votes AGAINST for purposes of determining the approval of any matter submitted to the stockholders for a vote.

REQUIRED VOTE

        Assuming a quorum is present, the two nominees receiving the highest number of yes votes will be elected as directors. The ratification of the independent accountants and the amendment to our 2000 Directors' Stock Option Plan will require the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting.

VOTE SOLICITATION; NO USE OF OUTSIDE SOLICITORS

        Seattle Genetics, Inc. is soliciting your proxy to vote your shares at the Annual Meeting. In addition to this solicitation by mail, our directors, officers, and other employees may contact you by telephone, via the Internet, in person or otherwise to obtain your proxy. These persons will not receive any additional compensation for assisting in the solicitation. We will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners. We will reimburse these entities and our transfer agent for their reasonable out-of-pocket expenses in forwarding proxy material. We have not retained the services of a proxy solicitor.

VOTING PROCEDURES

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by a representative of Mellon Investor Services, our transfer agent, who will act as the Inspector of Election. The Inspector will also determine whether a quorum is present at the Annual Meeting.

        The shares represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Annual Meeting. If the proxy card specifies a choice with respect to any matter to be acted on, the shares will be voted in accordance with that specified choice. Any proxy card which is returned but not marked will be voted FOR each of the director nominees, FOR each of the other proposals discussed in this Proxy Statement, and as the proxy holders deem desirable for any other matters that may come before the Annual Meeting. Broker non-votes will not be considered as voting with respect to any matter for which the broker does not have voting authority.

        We believe that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

PUBLICATION OF VOTING RESULTS

        We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2002, which we will file with the SEC. You can get a copy by contacting our Investor Relations Department at (425) 527-4000 or the SEC at (800) 732-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov.

OTHER BUSINESS

        We do not know of any business to be considered at the 2002 Annual Meeting other than the proposals described in this proxy statement. However, because we did not receive notice of any other proposals to be brought before the meeting by April 5, 2002, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to H. Perry Fell and Clay B. Siegall to vote on such matters at their discretion.

PROPOSALS FOR 2003 ANNUAL MEETING

        To have your proposal included in our proxy statement for the 2003 Annual Meeting, you must submit your proposal in writing by December 6, 2002 to H. Perry Fell, Chairman and Chief Executive Officer, Seattle Genetics, 21823 - 30th Drive S.E., Bothell, Washington, 98021.

        If you submit a proposal for the 2003 Annual Meeting after December 6, 2002, management may or may not, at their discretion, present the proposal at the meeting, and the proxies for the 2003 Annual Meeting will confer discretion on the management proxy holders to vote against your proposal.

        Proposals of stockholders intended to be considered at the 2003 Annual Meeting but not included in the Company's proxy statement for that meeting must be received by the Company at the above address no earlier than January 15, 2003 and no later than February 14, 2003.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        Our Amended and Restated Certificate of Incorporation requires that the Board of Directors is divided into three approximately equal classes, with staggered three-year terms. As a result, approximately one-third of the total number of directors will be elected every year. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

        The Board of Directors is presently composed of seven members. The Class I directors, whose terms expire at the 2002 Annual Meeting, are Karl Erik Hellström and Michael F. Powell. The Class II directors, whose terms expire at the Company's 2003 Annual Meeting of Stockholders, are Clay B. Siegall, Charles P. Waite, Jr. and Douglas E. Williams. The Class III directors, whose terms expire at the Company's 2004 Annual Meeting of Stockholders, are H. Perry Fell and Marc E. Lippman. Our stockholders only elect one class of directors at each annual meeting. The other classes continue to serve for the remainder of their three-year term. Dr. Hellström and Dr. Powell have been nominated by the Board for re-election at the Annual Meeting as Class I directors for three-year terms expiring at the 2005 Annual Meeting.

        Director Louis C. Bock resigned from our Board of Directors effective March 29, 2002. Our Certificate of Incorporation and Bylaws provide that the Board of Directors may reduce the size of the Board in certain circumstances, and they decreased the size of the Board of Directors to seven members effective upon Mr. Bock's resignation.

        Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

NOMINEES FOR THE BOARD OF DIRECTORS

        The names of the nominees and of the directors whose terms of office will continue after the Annual Meeting, their ages as of May 15, 2002, and certain other information about them are set forth below:

Name of Nominee	Age	Company Positions/Offices	Director Since
Karl Erik Hellström, M.D., Ph.D. (1)	68	Director	April 1998
Michael F. Powell, Ph.D. (2)	47	Director	April 1998
Continuing Directors	Age	Company Positions/Offices	Director Since	Term Expires
H. Perry Fell, Ph.D.	45	Chairman and Chief Executive Officer	December 1997	2004
Marc E. Lippman, M.D. (1)	57	Director	June 2000	2004
Clay B. Siegall, Ph.D.	41	President, Chief Scientific Officer and Director	December 1997	2003
Charles P. Waite, Jr. (1) (2)	47	Director	April 1998	2003
Douglas E. Williams, Ph.D. (1) (2)	44	Director	May 2001	2003

(1)
Member of Compensation Committee

(2)
Member of Audit Committee

        There are no family relationships among any of the directors or executive officers of the Company.

NOMINEE PROFILES

        Karl Erik Hellström, M.D., Ph.D.    Dr. Hellström has served as one of our directors since April 1998. He has been a principal investigator at the Pacific Northwest Research Institute since 1998. Dr. Hellström previously served as Vice President of Oncology Drug Discovery and Vice President of Immunotherapeutics at the Bristol-Myers Squibb Pharmaceutical Research Institute from October 1983 to September 1997. From August 1975 to September 1983, he was Head of the Tumor Immunology Program at the Fred Hutchinson Cancer Research Center after serving as Professor of Pathology at the University of Washington Medical School starting in September 1966 and where he continues to retain an Affiliate Professorship. Dr. Hellström received his M.D. and Ph.D. degrees in tumor biology/immunogenetics from the Karolinska Institute in Stockholm, Sweden. He has published over 450 scientific papers, has over 20 patents and has received several awards, including the Yearly Award from the American Cancer Society, the Parke Davis Award in Experimental Pathology and the Humbold Award. Dr. Hellström also received RNO (Knight of the Northern Star, 1st Class) from Sweden in 1976. He is a past member of the Scientific Advisory Board of Sloan-Kettering Memorial Cancer Center and is a present member of the Scientific Advisory Council Cancer Research Institute, Inc.

        Michael F. Powell, Ph.D.    Dr. Powell has served as one of our directors since April 1998. He has served as Managing Director of Sofinnova Venture Partners IV since 1998. Previously, he was a Group Leader at Genentech, a biotechnology company, from December 1990 to June 1997 and Director of Product Development for Cytel Corporation, a biotechnology firm, from September 1987 to December 1990. He is an Adjunct Professor at the University of Kansas and an editorial board member of several pharmaceutical journals. Dr. Powell received his Ph.D. in Chemistry from the University of Toronto in 1981 and was a postdoctoral fellow in Bio-Organic Chemistry at the University of California. In 1993, Dr. Powell was honored as a Fellow by the American Association of Pharmaceutical Scientists. Dr. Powell is the author of nearly 100 publications and books, including a treatise on vaccine design.

CONTINUING DIRECTOR PROFILES

        H. Perry Fell, Ph.D.    Dr. Fell co-founded Seattle Genetics and has served as our Chief Executive Officer and as one of our directors since December 1997. Since March 2002, he has served as our Chairman of the Board. He also served as our President from December 1997 to June 2000. Prior to co-founding Seattle Genetics, Dr. Fell was with the Bristol-Myers Squibb Pharmaceutical Research Institute as a Research Scientist from June 1986 to April 1989 and Director of the Molecular Immunology Department from April 1989 to December 1997. In addition to Seattle Genetics, Dr. Fell serves as a director of International Therapeutics, a biotechnology company. Dr. Fell received an M.B.A. from the University of Washington, a Ph.D. in Immunology from the University of Texas Health Science Center at Dallas, Southwestern Medical School and a B.S. in Microbiology from the University of Texas at Arlington. Dr. Fell has authored 30 scientific papers and holds six patents.

        Marc E. Lippman, M.D.    Dr. Lippman has served as one of our directors since June 2000 and a member of our Scientific Advisory Board since June 1998. Since February 2001, he has been the John G. Searle Professor and Chair of the Department of Internal Medicine at the University of Michigan School of Medicine. Previously, Dr. Lippman was the Director of the Lombardi Cancer Research Center from July 1988 to February 2001, Professor and Chairman of the Department of Oncology from July 1999 to February 2001 and Professor of Medicine at Georgetown University Medical School in Washington, D.C. from July 1988 to February 2001. He also served as Chief of the Division of Hematology-Oncology at Georgetown University Medical School from July 1995 to February 2001. He was Head of the Medical Breast Cancer Section of the Medicine Branch of the National Cancer Institute from July 1976 to July 1988. Dr. Lippman has authored over 500 publications and one of the standard texts on breast cancer. He serves as chair of the Scientific Advisory Board for the Perseus-Soros Fund and is a director of Raven Biotechnology, a biotechnology company. Dr. Lippman received his B.A., magna cum laude, from Cornell in 1964 and his M.D. from Yale where he was elected to Alpha Omega Alpha in 1968.

        Clay B. Siegall, Ph.D.    Dr. Siegall co-founded Seattle Genetics and has served as our Chief Scientific Officer and as one of our directors since December 1997 and as our President since June 2000. Dr. Siegall also served as our Executive Vice President from December 1997 to June 2000. Prior to co-founding Seattle Genetics, Dr. Siegall was with the Bristol-Myers Squibb Pharmaceutical Research Institute as a Senior Research Investigator from February 1991 to January 1995 and as a Principal Scientist from January 1995 to December 1997. From February 1988 to February 1991, Dr. Siegall was a Staff Fellow/Biotechnology Fellow at the National Cancer Institute, National Institutes of Health. Dr. Siegall received a Ph.D. in Genetics from George Washington University and a B.S. in Zoology from the University of Maryland. Dr. Siegall has authored 64 scientific papers and holds nine patents. He serves on the Editorial Board of three scientific journals and is a member of the Board of Scientific Counselors for the Cancer Treatment Research Foundation. Dr. Siegall was given the Pierce Award in 1995 for his efforts in the field of targeted toxins.

        Charles P. Waite, Jr.    Mr. Waite has served as a director since April 1998. From April 1998 to March 2002 he also served as our Chairman of the Board. He has been a General Partner of OVP Venture Partners, formerly Olympic Venture Partners, since 1987. In addition to Seattle Genetics, Mr. Waite serves on the boards of SignalSoft Corporation, a wireless location services provider; Verity, a software solution provider; WatchGuard Technologies, an internet security service provider; 4th Pass, a software company; Serengeti, a software company; Returns Online, an outsourcing services provider; SafeHarbor, a web-based solutions company; and Loudeye Technologies, an internet media infrastructure service provider. Mr. Waite received his A.B. in History from Kenyon College and his M.B.A. from Harvard University.

        Douglas E. Williams, Ph.D.    Dr. Williams has served as one of our directors since May 2001. Since October 1999, Dr. Williams has been executive vice president and chief technology officer at

Immunex Corporation, a biotechnology company. Previously, he was senior vice president of discovery research at Immunex from October 1994 to October 1999. In addition to Seattle Genetics, Dr. Williams serves on the boards of Immunex; Genesis Research & Development Corporation, Ltd., a biotechnology company; and Amnis Corporation, a cell imaging technology company. Dr. Williams holds a B.S. magna cum laude in biological sciences from the University of Massachusetts, Lowell and a Ph.D. in Physiology from the State University of New York at Buffalo.

SENIOR MANAGEMENT

        The senior management of the Company who are not also directors of the Company, their ages as of May 15, 2002, and certain other information about them are set forth below:

Name of Non-Director Senior Management	Age	Company Positions/Offices
Tim J. Carroll	50	Chief Financial Officer
Eric L. Dobmeier	33	General Counsel and Senior Director, Legal Affairs
Morris Z. Rosenberg, D.Sc.	42	Vice President, Development
Amy P. Sing, M.D.	44	Senior Director, Medical and Regulatory Affairs

SENIOR MANAGEMENT PROFILES

        Tim J. Carroll    Mr. Carroll has served as our Chief Financial Officer since July 2000. Prior to joining us, Mr. Carroll was Chief Financial Officer of ARIS Corporation, a technology firm, from August 1999 to July 2000 and with its predecessor company, fine.com, an internet development company, from June 1998 to August 1999. Mr. Carroll served as Vice President of Strategic Planning and Investor Relations for Multiple Zones International, a direct marketer of technology products, from April 1996 to May 1998. Mr. Carroll was Vice President of Financial Reporting and Investor Relations for the Hillhaven Corporation, a health care service firm, from January 1989 to April 1996. Mr. Carroll was a Senior Auditor with Deloitte & Touche, a national accounting firm, from December 1975 to January 1980. Mr. Carroll received his B.S. in Accounting from the University of Washington and is a certified public accountant.

        Eric L. Dobmeier    Mr. Dobmeier has served as our General Counsel and Senior Director of Legal Affairs since March 2002. Previously, he was a senior attorney at Venture Law Group, a law firm, from 1998 to 2002, an associate at Heller Ehrman White & McAuliffe, a law firm, from 1997 to 1998 and a judicial law clerk for the Honorable Spencer M. Williams of the U.S. District Court for the Northern District of California from 1994 to 1996. He received a J.D. from Boalt Hall School of Law, University of California, Berkeley and an A.B. in History from Princeton University.

        Morris Z. Rosenberg, D.Sc.    Dr. Rosenberg has served as our Vice President of Development since July 2001. Previously, he was Head of Bioprocess Development with Eli Lilly & Company, a pharmaceutical company, from 1998 to 2001 and Group Leader at Biogen Inc., a biopharmaceutical company, from 1996 to 1998. Dr. Rosenberg received a D.Sc. in Chemical Engineering, a M.S. and B.S. in Chemical Engineering, and a B.A. in Biology from Washington University in St. Louis, Missouri.

        Amy P. Sing, M.D.    Dr. Sing has served as our Senior Director of Medical and Regulatory Affairs since June 2000. Previously, she served as our Medical Director from January 1999 to June 2000. Prior to joining Seattle Genetics, Dr. Sing served as Medical Director of Medical Affairs and Clinical Research at CellPro, Inc., a biotechnology firm, from May 1997 to December 1998. Before joining CellPro, she was a faculty member at the University of Washington and the Fred Hutchinson Cancer Research Center in Pediatrics and Pediatric Hematology/Oncology from July 1994 to February 1997. Dr. Sing trained in Pediatric Hematology/Oncology at the Fred Hutchinson Cancer Research Center and the University of Washington from July 1990 to June 1994, and in Pediatrics at the Children's

Hospital in Boston, MA from July 1987 to June 1990. She received an M.D. from Stanford University School of Medicine and a B.A. in Anthropology from Amherst College.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

        During the period from January 1, 2001 through December 31, 2001, the Board met seven times. Each director, except for director Marc E. Lippman, who attended four of the seven meetings of the entire Board, attended at least 75% of all Board and applicable committee meetings during this time. The Board has a Compensation Committee, an Audit Committee and a Stock Option Committee.

        Charles P. Waite, Jr., Karl Erik Hellström, Marc E. Lippman and Douglas E. Williams are members of the Compensation Committee. The Compensation Committee held one meeting during the last fiscal year. The functions of the Compensation Committee are to establish and administer our policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers our 1998 Stock Option Plan, 2000 Directors' Stock Option Plan and 2000 Employee Stock Purchase Plan.

        The Audit Committee is comprised of the following directors: Charles P. Waite, Jr., Michael F. Powell and Douglas E. Williams. Louis C. Bock was a member of the Audit Committee until his resignation as a director, effective March 29, 2002. Dr. Williams replaced Mr. Bock on the Audit Committee at that time. The Audit Committee held two meetings during the last fiscal year. The functions of the Audit Committee are to recommend the engagement of the independent accountants, to monitor the effectiveness of the audit effort, and to monitor our financial and accounting organization and its system of internal accounting controls. The Audit Committee has a written charter, which is attached as Appendix A to this proxy statement.

        The Stock Option Committee is comprised of H. Perry Fell and Clay B. Siegall. The purpose of the Stock Option Committee is to make such examinations and take such actions as are necessary to grant options to purchase shares of the Company's common stock to employees and consultants of the Company who are not executive officers, director-level or above employees or members of the Board of Directors. The Stock Option Committee grants options within certain parameters set by the Board of Directors. Our Compensation Committee, however, retains all authority to take action and make determinations with respect to our stock option plans.

        The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

DIRECTOR COMPENSATION

        Effective January 1, 2002, our nonemployee directors not affiliated with any of our principal stockholders receive $1,500 per Board meeting attended in person and $500 per Board meeting attended telephonically, plus reimbursement for out-of-pocket expenses incurred in connection with attendance at Board meetings. All other directors currently receive no cash fees for services provided in that capacity but are reimbursed for reasonable and customary travel expenses. Effective March 25, 2002, our nonemployee directors receive $500 per committee meeting attended in person or by telephone.

        The Company's 2000 Directors' Stock Option Plan provides that each person who becomes a nonemployee director of the Company, and each person who was a nonemployee director of the Company on the effective date of the Company's initial public offering, is granted a nonstatutory stock option to purchase 25,000 shares of the Company's common stock, provided that such nonemployee director had not previously been granted any stock options by the Company (the "Initial Option"). The Initial Option is granted on the date on which the optionee first becomes a nonemployee director of the Company or on the effective date of the Company's initial public offering, as the case may be.

        Thereafter, on the date of each Annual Meeting of the Company's stockholders, each nonemployee director is granted an additional option to purchase 5,000 shares of common stock if, on such date, he or she has served on the Board for at least six months (the "Annual Option"). Each of the nominees for director and each continuing director will have served for more than six months at the time of the Annual Meeting, so each director who continues to serve on the Board following the Annual Meeting will receive an option to purchase 5,000 shares of common stock under the Directors Plan on the date of the Annual Meeting. If Proposal No. 3 is approved, the number of shares subject to each Annual Option shall increase to 10,000 shares of common stock.

        In each case, the size of the option grants would be adjusted to reflect any stock splits, stock dividends, combinations or similar transactions. These options are for a ten-year term. The Annual Options become exercisable on the day before the anniversary of the date of grant of the Annual Option and the Initial Options become exercisable as to 25% of the shares subject to the Initial Option on the first anniversary of the date of grant of the Initial Option and 1/36th of the remaining shares subject to the Initial Option each month thereafter. The exercise price of the options shall be equal to the fair market value of our common stock on the Nasdaq National Market on the date the option was granted. The options remain exercisable for up to ninety days following the optionee's termination of service as a director of the Company, unless such termination is a result of death or disability, in which case the options remain exercisable for up to a twelve-month period (or such lesser period as is determined by the Board).

        Upon effectiveness of the Company's initial public offering in March 2001, Charles P. Waite, Jr., Louis C. Bock and Michael F. Powell each received a grant of 25,000 shares. In May 2001, Douglas E. Williams was elected to the Board for the first time and received a grant of 25,000 shares.

        Employee directors receive no additional compensation for serving on the Board of Directors.

Recommendation of the Board:

THE BOARD RECOMMENDS A VOTE FOR
THE ELECTION OF ALL NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Audit Committee has recommended, and the Board has approved, the appointment of PricewaterhouseCoopers LLP as our independent accountants. PricewaterhouseCoopers LLP has served as our independent accountants since June 1998. In the event that ratification of this selection of accountants is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will review its future selection of auditors.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE
COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2002.

        Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report shall not be deemed to be incorporated by reference into any such filings.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Seattle Genetics Board of Directors is comprised of three independent directors and operates under a written charter adopted by the Board of Directors in March 2001, which is included in this proxy statement as Appendix A. The members of the Audit Committee in 2001 were Charles P. Waite, Jr., Michael F. Powell and Louis C. Bock. Douglas E. Williams replaced Mr. Bock on the Audit Committee effective March 29, 2002. Each of the members of the Audit Committee is independent as defined by the Nasdaq Marketplace Rules.

        The Audit Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of an accounting firm to be engaged as the Company's independent accountants. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

        The Audit Committee held two meetings during the fiscal year 2001. The meetings were designed to facilitate and encourage communication between the Audit Committee, management and our independent accountants, PricewaterhouseCoopers LLP. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed and discussed the audited financial statements for fiscal year 2001 with management and the independent accountants.

        The Audit Committee discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

        The Audit Committee has received and reviewed the written disclosures and the letter from the independent accountants, PricewaterhouseCoopers LLP as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. Additionally, the Audit Committee has discussed with PricewaterhouseCoopers LLP the issue of its independence from Seattle Genetics, Inc.

        Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

        The Audit Committee of the Board of Directors of Seattle Genetics, Inc.:

    Charles P. Waite, Jr., Chair
    Michael F. Powell
    Louis C. Bock

FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT

AUDIT FEES

        Related to the audit of the Company's financial statements as of and for the fiscal year ended December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP, our independent accountants, for such audit and for the reviews of the Company's unaudited interim financial statements totaled approximately $67,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

        During the fiscal year ended December 31, 2001, PricewaterhouseCoopers LLP did not bill the Company for any information technology consulting services.

ALL OTHER FEES

        During the fiscal year ended December 31, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than audit and information technology consulting fees was approximately $241,000, of which approximately $229,000 was for services provided in connection with the Company's initial public offering in March 2001 and approximately $12,000 was for tax related services.

PROPOSAL NO. 3

AMENDMENT OF 2000 DIRECTORS' STOCK OPTION PLAN

        You are being asked to approve the amendment of the 2000 Directors' Stock Option Plan (the "Directors Plan"). The Directors Plan was adopted by the Board of Directors in November 2000 and the Board has reserved a total of 400,000 shares of common stock for issuance under the Directors Plan.

        The Directors Plan provides for the grant of nonstatutory stock options to our nonemployee directors. It is designed to work automatically and not to require administration; however, to the extent administration is necessary, it will be provided by the Compensation Committee of the Board of Directors.

        The Board of Directors believes that, in order to provide an incentive for directors to continue to serve and to assist us in recruiting highly qualified individuals when vacancies occur on the Board of Directors, it is necessary to grant options to purchase common stock to such persons pursuant to the Directors Plan. Accordingly, we are asking the stockholders to approve the amendment of the Directors Plan to provide that each nonemployee director shall be automatically granted an option to purchase 10,000 shares (the "Annual Option") on the date of each Annual Meeting of the Company's stockholders immediately following which such nonemployee Director is serving on the Board, provided that, on such date, he or she shall have served on the Board for at least six months prior to the date of such Annual Meeting. Prior to this amendment, the Directors Plan provided that the Annual Option size was 5,000 shares. If approved, this amendment shall become effective as of the date of the 2002 Annual Meeting and all nonemployee directors serving after the date of this 2002 Annual Meeting shall receive an Annual Option for 10,000 shares.

VOTE REQUIRED

        The affirmative vote of the holders of a majority of common stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the amendment of the Directors Plan.

        A summary of principal features of the Directors Plan follows. The summary, however, does not purport to be a complete description of all the provisions of the Directors Plan. Any stockholder of the Company who wishes to obtain a copy of the actual plan documents may do so upon written request to H. Perry Fell at the Company's principal offices at 21823 - 30th Drive S.E., Bothell, WA 98021.

PLAN SUMMARY

GENERAL

        The Directors Plan provides that each person who becomes a nonemployee director after the effective date of the Directors Plan shall be automatically granted an option to purchase 25,000 shares of common stock on the date on which such person first becomes a nonemployee director, whether through election by the stockholders or appointment by the Board of Directors to fill a vacancy, unless we have previously granted such person an option to purchase shares under any of our stock option plans (the "Initial Option"). An Annual Option to purchase 5,000 shares is automatically granted to each nonemployee director on the date of each annual meeting of the stockholders after which the director remains on the Board, provided that on that date the nonemployee director has served on the Board of Directors for at least six months.

        The Directors Plan provides for neither a maximum nor a minimum number of shares subject to options that may be granted to any one nonemployee director, but does provide for the number of shares that may be included in any grant and the method of making a grant. No option granted under the Directors Plan is transferable by the optionee other than by will or the laws of descent or distribution or pursuant to the terms of a qualified domestic relations order (as defined by the Internal Revenue Code), and each option is exercisable, during the lifetime of the optionee, only by such optionee.

        The Directors Plan provides that each Initial Option granted becomes exercisable as to 25% of the shares subject to the Initial Option on the first anniversary of the date of grant of the Initial Option and 1/36th of the remaining shares subject to the Initial Option each month thereafter. As to each Annual Option, 100% of the shares subject to the Annual Option shall vest and become exercisable on the day before the first anniversary of the date of grant of the Annual Option. The options remain exercisable for up to ninety days following the optionee's termination of service as a director of the Company, unless such termination is a result of death or disability, in which case the options remain exercisable for up to a twelve-month period (or such lesser period as is determined by the Board).

EXERCISE PRICE AND TERM OF OPTIONS

        The exercise price of all stock options granted under the Directors Plan shall be equal to the fair market value of a share of our common stock on the date of grant of the option, which is defined to be the closing sale price of our common stock on the Nasdaq National Market on that date. Options granted under the Directors Plan have a term of ten years.

PLAN BENEFITS

        The following table sets forth information with respect to the stock options granted to our nonemployee directors (six persons) as of March 15, 2002 pursuant to the Directors Plan. As discussed above, our directors who are our employees are not eligible for grants under the Directors Plan.

Director	Number of Shares Subject to Options Granted under the Directors' Option Plan	Exercise Price Per Share
Charles P. Waite, Jr.	25,000	$7.00
Louis C. Bock	25,000	$7.00
Karl Erik Hellström, M.D., Ph.D. (1)	—	—
Marc E. Lippman, M.D. (1)	—	—
Michael F. Powell, Ph.D.	25,000	$7.00
Douglas E. Williams, Ph.D.	25,000	$8.43

(1)
These nonemployee directors were previously granted options to purchase our common stock under our 1998 Stock Option Plan.

MERGER OR SALE OF ASSETS

        In the event of our dissolution or liquidation, a sale of all or substantially all of our assets, or a merger or consolidation with or into another corporation in which we are not the surviving corporation or any other capital reorganization in which more than 50% of the shares entitled to vote are exchanged, each nonemployee director shall have a reasonable time within which to exercise the option, including any part of the option that would not otherwise be exercisable, prior to the effectiveness of such dissolution, liquidation, sale, merger or reorganization, at the end of which time the option shall terminate, or shall receive a substitute option with comparable terms, as to an equivalent number of shares of stock of the successor corporation acquiring its business by reason of such dissolution, liquidation, sale, merger, consolidation or reorganization.

AMENDMENT AND TERMINATION

        The Board of Directors may at any time amend or terminate the Directors Plan, except that such termination cannot affect options previously granted without the agreement of any optionee so affected. Notwithstanding the foregoing, the provisions regarding the grant of options under the Directors Plan may be amended only once in any six-month period, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, or related rules.

        If not terminated earlier, the Directors Plan will expire in 2010.

U.S. FEDERAL INCOME TAX INFORMATION

        The following is a brief summary of the effect of federal income taxation with respect to the grant and exercise of options under the Directors Plan, does not purport to be complete, and does not discuss the income tax laws of any municipality, state or foreign country in which an optionee may reside. We advise all eligible directors to consult their own tax advisors concerning tax implications of option grants and exercises and the disposition of stock acquired upon such exercises under the Directors Plan.

        Options granted under the Directors Plan are nonstatutory stock options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory stock option. However upon its exercise, the optionee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price. Because the optionee is a director, the date of taxation (and the date of measurement of taxable ordinary income) may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code. Upon resale of such shares by the optionee, any difference between the sale price and the exercise price, to the extent not recognized as ordinary income as provided above will be treated as capital gain (or loss), and will be long-term capital gain if the optionee has held the shares more than one year. For individual taxpayers, the current U.S. federal income tax rate on long-term capital gains is 20%, whereas the maximum rate on other income is 39.6%. Capital losses for individual taxpayers are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income. We will be entitled to a tax deduction in the amount and at the time that the optionee recognizes ordinary income with respect to shares acquired upon exercise of a nonstatutory stock option.

Recommendation of the Board:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AMENDMENT OF THE 2000
DIRECTORS' STOCK OPTION PLAN.

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table shows how much common stock is owned by the directors, each executive officer named in the summary compensation table of this Proxy Statement (the "Named Executive Officers"), all officers and directors as a group, and owners of more than 5% of our outstanding common stock, as of March 15, 2002. Unless otherwise indicated, the address of the individuals and entities below is c/o Seattle Genetics, Inc., 21823 - 30th Drive S.E., Bothell, WA 98021.

Name and Address	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock(1)(2)
Cascade Investment, LLC 2365 Carillon Point Kirkland, WA 98033	3,521,088	11.8%
Vulcan Ventures, Inc. 110—100th Avenue N.E., Suite 550 Bellevue, WA 98004	2,721,088	9.1%
Michael F. Powell, Ph.D. (3) Sofinnova Venture Partners 140 Geary Street, 10th Floor San Francisco, CA 94108	2,707,564	9.1%
Charles P. Waite, Jr. (4) OVP Venture Partners 2420 Carillon Point Kirkland, WA 98033	2,471,737	8.3%
Louis C. Bock (5) BAVP, LP 950 Tower Lane, Suite 700 Foster City, CA 94404	2,048,107	6.8%
H. Perry Fell, Ph.D. (6)	1,831,499	6.1%
Clay B. Siegall, Ph.D. (7)	1,829,999	6.1%
Karl Erik Hellström, M.D., Ph.D. (8)	937,500	3.1%
Tim Carroll (9)	395,435	1.3%
Amy P. Sing, M.D. (10)	76,362	*
Marc Lippman, M.D. (11)	57,500	*
Douglas E. Williams, Ph.D.	500	*
Morris Z. Rosenberg, D.Sc.	—	—
All directors and officers as a group (11 persons) (12)	12,356,203	41.3%

*
Less than 1%

(1)
Beneficial ownership is determined in accordance with SEC rules. In computing the number of shares beneficially owned by a person, we have included shares for which the named person has sole or shared power over voting or investment decisions. The number of shares beneficially owned includes common stock which the named person has the right to acquire, through conversion, option or warrant exercise, or otherwise, within 60 days after March 15, 2002.

(2)
Percentage of beneficial ownership is based on 29,917,812 shares outstanding as of March 15, 2002. For each named person, the percentage ownership includes stock which the person has the right to acquire within 60 days after March 15, 2002, as described in Footnote 1. However, such shares shall not be deemed outstanding with respect to the calculation of ownership percentage for any other person. Beneficial ownership calculations for 5% stockholders are based solely on publicly-filed Schedule 13D's or 13G's, which 5% stockholders are required to file with the SEC, and which generally set forth ownership interests as of December 31, 2001.

(3)
Includes 2,606,565 shares held by Sofinnova Venture Partners IV, LP and 73,707 shares held by Sofinnova Venture Affiliates IV, LP. Dr. Powell is a general partner of Sofinnova Venture partners and as such may be deemed to share voting and investment power with respect to such shares. Dr. Powell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares. Also includes an option to purchase 7,291 shares exercisable within 60 days of March 15, 2002. Under this option, 7,291 shares are vested as of May 14, 2002, and the remaining shares vest monthly in equal installments through March 2005 so long as Dr. Powell remains a director of the Company.

(4)
Includes 2,364,446 shares held by Olympic Venture Partners IV, LP and 100,000 shares held by OVP IV Entrepreneurs' Fund, LP. Mr. Waite is a general partner of OVP Venture Partners and as such may be deemed to share voting and investment power with respect to such shares. Mr. Waite disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares. Also includes an option to purchase 7,291 shares exercisable within 60 days of March 15, 2002. Under this option, 7,291 shares are vested as of May 14, 2002, and the remaining shares vest monthly in equal installments through March 2005 so long as Mr. Waite remains a director of the Company.

(5)
Includes 2,040,816 shares held by BAVP, LP. Mr. Bock is the managing director of BA Venture Partners VI, LLC, which is the general partner of BAVP, LP and as such may be deemed to share voting and investment power with respect to such shares. Mr. Bock disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares. Also includes an option to purchase 7,291 shares exercisable within 60 days of March 15, 2002. Under this option, 7,291 shares are vested as of May 14, 2002, and the remaining shares vest monthly in equal installments through March 2005 so long as Mr. Bock remains a director of the Company.

(6)
Includes 112,499 shares issuable upon exercise of options exercisable within 60 days of March 15, 2002.

(7)
Includes 112,499 shares issuable upon exercise of options exercisable within 60 days of March 15, 2002.

(8)
Includes 37,500 shares issuable upon exercise of options exercisable within 60 days of March 15, 2002.

(9)
As of May 14, 2002, Seattle Genetics has a right to repurchase 225,000 shares held by Mr. Carroll, which repurchase right lapses ratably each month through July 2004.

(10)
As of May 14, 2002, Seattle Genetics has a right to repurchase 30,625 shares held by Dr. Sing under two options. Under the first option, 8,750 shares are subject to a repurchase right which lapses ratably each month through February 2004. Under the second option, 21,875 shares are subject to a repurchase right which lapses ratably each month through November 2004.

(11)
As of May 14, 2002, Seattle Genetics has a right to repurchase 19,532 shares held by Dr. Lippman, which repurchase right lapses ratably each month through June 2004. Also includes 20,000 shares issuable upon exercise of options exercisable within 60 days of March 15, 2002.

(12)
Includes 304,371 shares issuable upon exercise of options exercisable within 60 days of March 15, 2002.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table shows (a) the compensation earned by the person who served as our Chief Executive Officer during the fiscal year that ended December 31, 2001 (b) the compensation earned by the four other most highly compensated individuals who served as executive officers during the fiscal year ended December 31, 2001 and (c) the compensation received by each of these people for the preceding fiscal year.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards
Name & Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Securities Underlying Options (#)	All Other Compensation ($)
H. Perry Fell, Ph.D. Chairman and Chief Executive Officer	2001 2000 1999	209,167 200,000 155,000		66,150 40,000 25,000	400,000 300,000 —	— — —
Clay B. Siegall, Ph.D. President and Chief Scientific Officer	2001 2000 1999	209,167 200,000 155,000		66,150 40,000 25,000	400,000 300,000 —	— — —
Tim J. Carroll Chief Financial Officer	2001 2000	171,627 73,333	(1)	42,378 8,000	— 400,000	— —
Morris Z. Rosenberg, D.Sc. Vice President, Development	2001	91,042	(2)	19,475	240,000	63,937	(3)
Amy P. Sing, M.D. Senior Director, Medical and Regulatory Affairs	2001 2000 1999	176,963 161,933 150,000		39,648 15,816 3,979	20,000 75,000 125,000	— — —

(1)
Mr. Carroll commenced employment with us in July 2000. His salary on an annualized basis in the year 2000 was $160,000.

(2)
Dr. Rosenberg commenced employment with us in July 2001. Dr. Rosenberg's salary on an annualized basis in the year 2001 was $190,000.

(3)
The amount reported consists of payments in connection with relocation and temporary housing expenses.

EMPLOYMENT CONTRACTS

        In October 2001, the Company entered into employment agreements with H. Perry Fell, our Chairman and Chief Executive Officer, and Clay B. Siegall, our President and Chief Scientific Officer. These agreements provide that Drs. Fell and Siegall will receive an annual base salary of $210,000 and they may receive an annual bonus based upon performance criteria and financial and operational results of the Company as determined by the Board of Directors. Drs. Fell and Siegall are also eligible to receive additional grants of stock options or purchase rights from time to time in the future, as determined by the Board of Directors. In addition, pursuant to the agreements, in the event employment is terminated by the Company without cause, either will be entitled to receive his monthly base salary and benefits for 12 months, and to continue vesting of his options for those 12 months. The agreements additionally provide that, in the event of a change of control, 100% of their stock options shall be vested. Drs. Fell's and Siegall's employment is for no specified length of time, and either party has the right to terminate employment at any time with or without cause.

OPTION GRANTS IN FISCAL YEAR 2001

        The following table provides information with respect to stock options granted to the Named Executive Officers during the fiscal year that ended December 31, 2000. In addition, as required by SEC rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation For Option Term (5)
Name	Shares Underlying Options Granted (#) (2)	Percent of Total Options Granted to Employees in Fiscal 2001 (%) (3)	Exercise Price Per Share ($) (4)	Expiration Date	5% ($)	10% ($)
H. Perry Fell, Ph.D.	400,000	27.21	8.43	05/21/11	2,120,633	5,374,100
Clay B. Siegall, Ph.D.	400,000	27.21	8.43	05/21/11	2,120,633	5,374,100
Tim J. Carroll	—	—	—	—	—	—
Morris Z. Rosenberg, D.Sc.	240,000	16.32	6.72	07/09/11	1,014,281	2,570,388
Amy P. Sing, M.D.	20,000	1.36	4.00	10/26/11	50,293	127,452

(1)
No stock appreciation rights (SARs) were granted to the Named Executive Officers in the last fiscal year.

(2)
Options vest at a rate of 25% on the anniversary of the vesting commencement date and ratably each month over the remaining 36-month period. The options have a 10-year term, but are subject to earlier termination in connection with termination of employment. In the event of certain change-in-control transactions, options held by H. Perry Fell and Clay B. Siegall shall be 100% exercisable.

(3)
The Company granted stock options representing 1,470,250 shares to employees in the last fiscal year.

(4)
The exercise price may be paid in cash, in shares of Common Stock valued at fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchased shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares and the federal and state income tax liability incurred by the optionee in connection with such exercise.

(5)
The potential realizable value illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their terms, assuming the specified compounded rates of appreciation of the market price per share for the date of grant to the end of the option term. Actual gains, if any, on stock option exercise are dependent upon a number of factors, including the future performance of the Common Stock and the timing of option exercises, as well as the optionees' continued employment throughout the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

        The following table provides certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year that ended December 31, 2001. The table also provides the number of shares covered by stock options as of the end of the fiscal year, and the value of "in-the-money" stock options, which represents the positive difference between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at Fiscal Year End (#) Exercisable/ Unexercisable (1)	Value of Unexercised In-the-Money Options at Fiscal Year End ($) Exercisable/ Unexercisable (2)
H. Perry Fell, Ph.D.	—	—	81,250 / 618,750	219,375 / 590,625
Clay B. Siegall, Ph.D.	—	—	81,250 / 618,750	219,375 / 590,625
Tim J. Carroll	—	—	—	—
Morris Z. Rosenberg, D.Sc.	—	—	— / 240,000	— / —
Amy P. Sing, M.D.	—	—	— / 20,000	— / 34,030

(1)
No stock appreciation rights (SARs) were outstanding during fiscal 2001.

(2)
Based on the $5.70 per share closing price of our common stock on The Nasdaq National Market on December 31, 2001, less the exercise price of the options.

        Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report and the Stock Performance Graph shall not be deemed to be incorporated by reference into any such filings.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The following is a report of the Compensation Committee of the Board of Directors describing the compensation policies applicable to the Company's executive officers during the fiscal year that ended December 31, 2001. The Compensation Committee is responsible for establishing and monitoring our general compensation policies and compensation plans, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options under our 1998 Stock Option Plan. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

GENERAL COMPENSATION POLICY

        Under the supervision of the Board of Directors, our compensation policy is designed to attract and retain qualified key executives critical to our growth and long-term success. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon our performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements: (i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and our stockholders.

        The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

BASE SALARY

        The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at similar companies and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

CASH-BASED INCENTIVE COMPENSATION

        Cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving specific company-wide goals, such as product development milestones, clinical trial progress and collaboration objectives and, to a lesser extent, their success in achieving designated individual goals.

LONG-TERM INCENTIVE COMPENSATION

        We have utilized our stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake and thereby closely align his or her interests with those of our stockholders. Factors considered in making such awards include the individual's position, his or her performance and responsibilities, and internal comparability considerations.

        Each option grant allows the executive officer to acquire shares of common stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with us. Accordingly, the option will provide a return to the executive officer only if he or she remains in our service, and then only if the market price of the Common Stock appreciates over the option term.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

        Dr. Fell's base salary during fiscal 2001 as our Chief Executive Officer was $209,167. His bonus for the fiscal year was $66,150. In addition, he was granted an option to purchase 400,000 shares of the Company's common stock.

        The factors discussed above in "Base Salaries," "Cash-Based Incentive Compensation," and "Long-Term Incentive Compensation" were applied in establishing the amount of Dr. Fell's salary and stock option grant. Significant factors in establishing Dr. Fell's compensation were his contributions toward completion of the Company's initial public offering and advancement of the Company's operating and financial goals.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

        The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the committee believes that options granted under the Company's 1998 Stock Option Plan to such officers will meet the requirements for qualifying as performance-based, the committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Compensation Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

        The Compensation Committee of the Board of Directors of Seattle Genetics, Inc.:

      Charles P. Waite, Jr.
      Karl Erik Hellström
      Marc E. Lippman
      Douglas E. Williams

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Compensation Committee of the Board of Directors currently consists of Charles P. Waite, Jr., Karl Erik Hellström, Marc E. Lippman and Douglas E. Williams. No member of the committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

TRANSACTIONS WITH MANAGEMENT

        The Company loaned $115,600 to Mr. Carroll, the Company's Chief Financial Officer, in September 2000 pursuant to a Promissory Note to facilitate Mr. Carroll's exercise of an option to purchase 400,000 shares of the Company's common stock. In October 2001, this amount plus interest of $7,608 was repaid to the Company by Mr. Carroll.

STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total stockholder return data for our stock since March 6, 2001 (the date on which the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (i) the Nasdaq Stock Market (U.S.) Index, and (ii) the Nasdaq Biotechnology Index. The graph assumes that $100 was invested on March 6, 2001, the date on which the Company completed the initial public offering of its Common Stock, in the Common Stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $7.00, the price to which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN *
FROM MARCH 6, 2001 TO DECEMBER 31, 2001
AMONG SEATTLE GENETICS, INC., NASDAQ BIOTECHNOLOGY INDEX
AND THE NASDAQ STOCK MARKET (U.S.) INDEX

*
Assumes $100 invested on March 6, 2001 in stock or index, including reinvestment of dividends.

	03/06/01	03/31/01	06/30/01	09/30/01	12/31/01
Seattle Genetics, Inc.	100	71.43	87.14	71.43	81.43
NASDAQ Stock Market (U.S.)	100	83.16	98.02	68.00	88.40
NASDAQ Biotechnology Index	100	83.23	110.07	80.64	98.67

SECTION 16 BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors, our executive officers and persons who own more than 10% of the common stock (collectively, "Reporting Persons") to file initial reports of ownership and changes in ownership of our common stock. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely on our review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, we believe that during the fiscal year ended December 31, 2001 all Reporting Persons complied with all applicable filing requirements.

OTHER MATTERS

        The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

        It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

By Order of the Board of Directors,
/s/ H. PERRY FELL H. Perry Fell, Ph.D. Chairman and Chief Executive Officer	/s/ CLAY B. SIEGALL Clay B. Siegall, Ph.D. President and Chief Scientific Officer

April 5, 2002
Bothell, Washington

APPENDIX A

SEATTLE GENETICS, INC.

Charter for the Audit Committee
of the Board of Directors

Purpose

        The purpose of the Audit Committee established by this charter will be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of Seattle Genetics, Inc. (the "Company"), to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, to review the finance function of the Company (which will include, among other matters, the Company's investment activities) and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

        The Audit Committee will undertake those specific duties and responsibilities listed below, and such other duties as the Board from time to time may prescribe.

STATEMENT OF POLICY

        The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to corporate accounting, reporting practices of the corporation and the quality and integrity of the financial reports and internal controls of the corporation. In doing so, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the corporation.

Membership

        The Audit Committee must be comprised of at least three members of the Board. Such members will be elected and serve at the pleasure of the Board. The members of the Audit Committee will not be employees of the Company. Each member of the Audit Committee shall be an "independent director," as defined by and to the extent required by the Rules of the National Association of Securities Dealers, Inc. ("NASD").

        Further, each member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES

        In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to react to changing conditions and to ensure that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

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        In carrying out these responsibilities, the Audit Committee will:

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  Meet periodically during the year as deemed appropriate by the Chairman, committee members or independent auditors.

  •
  Review and reassess the Audit Committee Charter at least annually and recommend changes, as appropriate, to the directors.

  •
  Review and recommend to the directors, the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

  •
  Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit and fees for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including comments or recommendation of the independent auditors. These meetings should include a discussion of the matters required to be discussed by Statement of Auditing Standards No. 61 (SAS 61), and independence issues consistent with Independence Standards Board Standard No. 1, both as may be amended from time to time.

  •
  Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions or procedures that might be deemed illegal or otherwise improper.

  •
  Review the audited financial statements with management and the independent auditors to determine the adequacy of the financial statements for inclusion in the annual report to shareholders on Form 10-K for filing with the Securities and Exchange Commission.

  •
  Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporations financial, accounting, and audit personnel, and the cooperation that the independent auditors received during the course of the audit.

  •
  Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

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  Review with financial management and the independent accountants the quarterly financial reports, including those matters required to be discussed by SAS 61, prior to the filing of the Form 10-Q. The chair of the committee may represent the entire committee for the purposes of this review.

  •
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

  •
  Evaluate whether management is setting the appropriate tone at the top by communicating the importance of code of conduct and guidelines for appropriate business practices and review management's monitoring of compliance with written codes of conduct and laws and regulations.

        In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it.

        Finally, the Audit Committee shall ensure that the Company's auditors understand both (i) their ultimate accountability to the Board and the Audit Committee, as representatives of the Company's stockholders, and (ii) the Board's and the Audit Committee's ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company's independent auditors (or to nominate the outside auditor to be proposed for stockholder approval in any proxy statement).

A-2

SEATTLE GENETICS, INC.

2000 DIRECTORS' STOCK OPTION PLAN

        1.    Purposes of the Plan. The purposes of this Directors' Stock Option Plan are to attract and retain the best available personnel for service as Directors of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

          All options granted hereunder shall be nonstatutory stock options.

        2.    Definitions. As used herein, the following definitions shall apply:

          (a)  "Board" means the Board of Directors of the Company.

          (b)  "Change of Control" means a sale of all or substantially all of the Company's assets, or a merger, consolidation or other capital reorganization of the Company with or into another corporation, or any other transaction or series of related transactions in which the Company's stockholders immediately prior thereto own less than 50% of the voting stock of the Company (or its successor or parent) immediately thereafter.

          (c)  "Code" means the Internal Revenue Code of 1986, as amended.

          (d)  "Common Stock" means the Common Stock of the Company.

          (e)  "Company" means Seattle Genetics, Inc., a Delaware corporation.

          (f)    "Continuous Status as a Director" means the absence of any interruption or termination of service as a Director.

          (g)  "Director" means a member of the Board.

          (h)  "Employee" means any person, including any officer or Director, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

          (i)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (j)    "Option" means a stock option granted pursuant to the Plan. All options shall be nonstatutory stock options (i.e., options that are not intended to qualify as incentive stock options under Section 422 of the Code).

          (k)  "Optioned Stock" means the Common Stock subject to an Option.

          (l)    "Optionee" means an Outside Director who receives an Option.

          (m)  "Outside Director" means a Director who is not an Employee.

          (n)  "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (o)  "Plan" means this 2000 Directors' Stock Option Plan.

          (p)  "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (q)  "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

        3.    Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 400,000 Shares of Common Stock (the "Pool"). The Shares may be authorized, but unissued, or reacquired Common Stock.

        If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan has been terminated, become available for future grant under the Plan. In addition, any Shares of Common Stock that are retained by the Company upon exercise of an Option in order to satisfy the exercise price for such Option, or any withholding taxes due with respect to such exercise, shall be treated as not issued and shall continue to be available under the Plan. If Shares that were acquired upon exercise of an Option are subsequently repurchased by the Company, such Shares shall not in any event be returned to the Plan and shall not become available for future grant under the Plan.

        4.    Administration of and Grants of Options under the Plan.

          (a)  Administrator. Except as otherwise required herein, the Plan shall be administered by the Board.

          (b)  Procedure for Grants. All grants of Options hereunder shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

                (i)  No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

              (ii)  Each person who is an Outside Director on the effective date of this Plan (as determined under Section 6 below) shall on such date be automatically granted an Option to purchase 25,000 Shares (an "Initial Option") provided that such Outside Director had not previously been granted any stock options by the Company. In addition, each Outside Director shall on the date on which such person first becomes an Outside Director after the effective date of this Plan, whether through election by the shareholders of the Company or appointment by the Board of Directors to fill a vacancy, be automatically granted an Initial Option.

              (iii)  Each Outside Director, including an Outside Director who did not receive an Initial Option grant, shall be automatically granted an Option to purchase 10,000 Shares (the "Annual Option") on the date of each Annual Meeting of the Company's shareholders immediately following which such Outside Director is serving on the Board, provided that, on such date, he or she shall have served on the Board for at least six (6) months prior to the date of such Annual Meeting.

              (iv)  Notwithstanding the provisions of subsections (ii) and (iii) hereof, in the event that a grant would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the Pool, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors receiving an Option on the automatic grant date. Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan through action of the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

              (v)  Notwithstanding the provisions of subsections (ii) and (iii) hereof, any grant of an Option made before the Company has obtained stockholder approval of the Plan in accordance with Section 17 hereof shall be conditioned upon obtaining such stockholder approval of the Plan in accordance with Section 17 hereof.

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              (vi)  The terms of each Initial Option granted hereunder shall be as follows:

                (1)  each Initial Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 below;

                (2)  the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of each Initial Option, determined in accordance with Section 8 hereof;

                (3)  each Initial Option shall vest and become exercisable at the rate of twenty five percent (25%) of the Shares subject to the Initial Option on the first anniversary of the date of grant of the Initial Option and 1/36 of the remaining Shares subject to the Initial Option each month thereafter.

            (vii)  The terms of each Annual Option granted hereunder shall be as follows:

                (1)  each Annual Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Section 9 below;

                (2)  the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of each Annual Option, determined in accordance with Section 8 hereof;

                (3)  each Annual Option shall vest and become exercisable at the rate of one hundred percent (100%) of the Shares subject to the Annual Option on the day before the first anniversary of the date of grant of the Annual Option.

          (c)  Powers of the Board. Subject to the provisions and restrictions of the Plan, the Board shall have the authority, in its discretion: (i) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (ii) to determine the exercise price per Share of Options to be granted, which exercise price shall be determined in accordance with Section 8 of the Plan; (iii) to interpret the Plan; (iv) to prescribe, amend and rescind rules and regulations relating to the Plan; (v) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted hereunder; and (vi) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (d)  Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

          (e)  Suspension or Termination of Option. If the Chief Executive Officer or his or her designee reasonably believes that an Optionee has committed an act of misconduct, such officer may suspend the Optionee's right to exercise any option pending a determination by the Board (excluding the Outside Director accused of such misconduct). If the Board (excluding the Outside Director accused of such misconduct) determines an Optionee has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, or if an Optionee makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any Company customer to breach a contract with the Company or induces any principal for whom the Company acts as agent to terminate such agency relationship, neither the Optionee nor his or her estate shall be entitled to exercise any Option whatsoever. In making such determination, the Board of Directors (excluding the Outside Director accused of such misconduct) shall act fairly and shall give the Optionee an opportunity to appear and present evidence on Optionee's behalf at a hearing before the Board or a committee of the Board.

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        5.    Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4(b) above. An Outside Director who has been granted an Option may, if he or she is otherwise eligible, be granted an additional Option or Options in accordance with such provisions.

        The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate his or her directorship at any time.

        6.    Term of Plan; Effective Date. The Plan shall become effective on the effectiveness of the registration statement under the Securities Act of 1933, as amended, relating to the Company's initial public offering of securities. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 13 of the Plan.

        7.    Term of Options. The term of each Option shall be ten (10) years from the date of grant thereof unless an Option terminates sooner pursuant to Section 9 below.

        8.    Exercise Price and Consideration.

          (a)  Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be 100% of the fair market value per Share on the date of grant of the Option.

          (b)  Fair Market Value. The fair market value shall be determined by the Board; provided however that in the event the Common Stock is traded on the Nasdaq National Market or listed on a stock exchange, the fair market value per Share shall be the closing sales price on such system or exchange on the date of grant of the Option (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal, or if there is a public market for the Common Stock but the Common Stock is not traded on the Nasdaq National Market or listed on a stock exchange, the fair market value per Share shall be the mean of the bid and asked prices of the Common Stock in the over-the-counter market on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotation ("Nasdaq") System).

          (c)  Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option shall consist entirely of cash, check, other Shares of Common Stock having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which the Option shall be exercised (which, if acquired from the Company, shall have been held for at least six months), or any combination of such methods of payment and/or any other consideration or method of payment as shall be permitted under applicable corporate law.

        9.    Exercise of Option.

          (a)  Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in Section 4(b) above; provided however that no Options shall be exercisable prior to stockholder approval of the Plan in accordance with Section 17 below has been obtained.

            An Option may not be exercised for a fraction of a Share.

            An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as

4

    evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

            Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)  Termination of Continuous Status as a Director. If an Outside Director ceases to serve as a Director, he or she may, but only within ninety (90) days after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that such Outside Director was not entitled to exercise an Option at the date of such termination, or does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

          (c)  Disability of Optionee. Notwithstanding Section 9(b) above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within twelve (12) months from the date of such termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

          (d)  Death of Optionee. In the event of the death of an Optionee: (A) during the term of the Option who is, at the time of his or her death, a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, or (B) three (3) months after the termination of Continuous Status as a Director, the Option may be exercised, at any time within twelve (12) months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of death or the date of termination, as applicable. Notwithstanding the foregoing, in no event may the Option be exercised after its term set forth in Section 7 has expired. To the extent that an Optionee was not entitled to exercise the Option at the date of death or termination or if he or she does not exercise such Option (to the extent he or she was entitled to exercise) within the time specified above, the Option shall terminate and the Shares underlying the unexercised portion of the Option shall revert to the Plan.

        10.  Nontransferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder). The designation of a beneficiary by an Optionee does not constitute a transfer. An Option may be exercised during the lifetime of an Optionee only by the Optionee or a transferee permitted by this Section.

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        11.  Adjustments Upon Changes in Capitalization; Corporate Transactions.

          (a)  Adjustment. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, the number of Shares of Common Stock set forth in Sections 4(b)(ii), (iii) and (iv) above, and the number of Shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock (including any such change in the number of Shares of Common Stock effected in connection with a change in domicile of the Company) or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          (b)  Change of Control. In the event of any transaction that qualifies as a Change of Control and notwithstanding whether or not outstanding Options are assumed, substituted for or terminated in connection with the transaction, the vesting of each outstanding Option shall accelerate in full such that each Optionee shall have the right to exercise his or her Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable, immediately prior to consummation of the transaction.

          For purposes of this Section 11(b), an Option shall be considered assumed, without limitation, if, at the time of issuance of the stock or other consideration upon such Change of Control, each Optionee would be entitled to receive upon exercise of an Option the same number and kind of shares of stock or the same amount of property, cash or securities as the Optionee would have been entitled to receive upon the occurrence of such transaction if the Optionee had been, immediately prior to such transaction, the holder of the number of Shares of Common Stock covered by the Option at such time (after giving effect to any adjustments in the number of Shares covered by the Option as provided for in this Section 11); provided however that if such consideration received in the transaction was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the Option to be solely common stock of the successor corporation or its Parent equal to the Fair Market Value of the per Share consideration received by holders of Common Stock in the transaction.

          (c)  Certain Distributions. In the event of any distribution to the Company's stockholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Administrator may, in its discretion, appropriately adjust the price per Share of Common Stock covered by each outstanding Option to reflect the effect of such distribution.

        12.  Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4(b) hereof. Notice of the determination shall be given to each Outside Director to whom an Option is so granted within a reasonable time after the date of such grant.

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        13.  Amendment and Termination of the Plan.

          (a)  Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the stockholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation.

          (b)  Effect of Amendment or Termination. Any such amendment or termination of the Plan that would impair the rights of any Optionee shall not affect Options already granted to such Optionee and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

        14.  Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with the legal requirements relating to the administration of stock option plans under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, the Code, any stock exchange or Nasdaq rules or regulations to which the Company may be subject and the applicable laws of any other country or jurisdiction where Options are granted under the Plan, as such laws, rules, regulations and requirements shall be in place from time to time (the "Applicable Laws"). Such compliance shall be determined by the Company in consultation with its legal counsel.

        As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by law.

        15.  Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

        16.  Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.

        17.  Stockholder Approval. If required by the Applicable Laws, continuance of the Plan shall be subject to approval by the stockholders of the Company. Such stockholder approval shall be obtained in the manner and to the degree required under the Applicable Laws.

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PROXY
SEATTLE GENETICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
SEATTLE GENETICS, INC.
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 15, 2002

        The undersigned stockholder of Seattle Genetics, Inc., a Delaware corporation, (the "Company") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 5, 2002, and hereby appoints H. Perry Fell and Clay B. Siegall or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 15, 2002 at 10:00 a.m., local time, at 21823 - 30th Drive S.E., Bothell, Washington, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002; (3) FOR THE AMENDMENT OF THE 2000 DIRECTORS' STOCK OPTION PLAN; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

(Please sign on reverse side and return immediately)

^ IF VOTING BY MAIL, FOLD AND DETACH HERE ^

You can now access your SEATTLE GENETICS account online.

Access your SEATTLE GENETICS shareholder account online via Investor ServiceDirectSM (ISD).

Mellon Investor Services LLC, agent for SEATTLE GENETICS, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number (PIN), you are ready to log in and access your account to:

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com
and follow the instructions shown on this page.

Step 1: FIRST TIME USERS — Establish a PIN
You must first establish a Personal Identification Number (PIN) online by following the directions provided in the upper right portion of the web screen as follows. You will also need your Social Security Number (SSN) available to establish a PIN.
 Investor ServiceDirectSM is currently only available for domestic individual and joint accounts.
• SSN
• PIN
• Then click on the Establish PIN button
Please be sure to remember your PIN, or maintain it in a secure place for future reference.	Step 2: Log in for Account Access
You are now ready to log in. To access your account please enter your:
• SSN
• PIN
• Then click on the Submit button
If you have more than one account, you will now be asked to select the appropriate account.	Step 3: Account Status Screen
You are now ready to access your account information. Click on the appropriate button to view or initiate transactions.
• Certificate History
• Book-Entry Information
• Issue Certificate
• Payment History
• Address Change
• Duplicate 1099

For Technical Assistance Call 1-877-978-7778 between
9am-7pm Monday-Friday Eastern Time

The Company's Board of Directors recommends a vote FOR each of the directors listed below and a vote FOR proposals 2 and 3.	Please mark your votes as indicated in this example	☒
FOR all nominees listed below (except as indicated below).		WITHHOLD authority to vote for all nominees listed below			FOR	AGAINST	ABSTAIN
1. Election of Directors If you wish to withhold authority for any individual nominee, strike a line through that nominee's name in the list below: 01 Karl Erik Hellstrm, M.D., Ph.D. 02 Michael F. Powell, Ph.D.	☐	☐	2.	PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002:	☐	☐	☐
					FOR	AGAINST	ABSTAIN
			3.	PROPOSAL TO AMEND THE COMPANY'S 2000 DIRECTORS' STOCK OPTION PLAN	☐	☐	☐

			By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronicqally via the Internet at a webpage which will be disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.				☐
Signature	Date	Signature	Date

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

^ IF VOTING BY MAIL, FOLD AND DETACH HERE ^

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4:00 p.m. Eastern Time on the business day prior to the Annual Meeting.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card by mail.

Internet http://www.eproxy.com/SGEN		Telephone 1-800-435-6710		Mail
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.	OR	Use any touch tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and the follow the directions given.	OR	Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement
on the Internet at http://www.seattlegenetics.com/news/index.htm

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held May 15, 2002
PROXY STATEMENT FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
AUDIT COMMITTEE REPORT
FEES BILLED FOR SERVICES RENDERED BY PRINCIPAL ACCOUNTANT
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Summary Compensation Table
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
TRANSACTIONS WITH MANAGEMENT
STOCK PERFORMANCE GRAPH
COMPARISON OF CUMULATIVE TOTAL RETURN * FROM MARCH 6, 2001 TO DECEMBER 31, 2001 AMONG SEATTLE GENETICS, INC., NASDAQ BIOTECHNOLOGY INDEX AND THE NASDAQ STOCK MARKET (U.S.) INDEX
SEATTLE GENETICS, INC. Charter for the Audit Committee of the Board of Directors
STATEMENT OF POLICY
RESPONSIBILITIES
SEATTLE GENETICS, INC. 2000 DIRECTORS' STOCK OPTION PLAN